EXHIBIT 10.12 SEPARATION AGREEMENT AND RELEASE OF GARY S. STEVENS AND THE REGISTRANT


                        SEPARATION AGREEMENT AND RELEASE

         This Separation Agreement and Release (the "Separation Agreement") is made and entered into as of the 11th day of July, 2001 between Gary S. Stevens ("Stevens") and ONTRACK Data International, Inc. (the "Company"), with regard to the following:

         WHEREAS, Stevens is a Company founder and has been employed by the Company since its inception;

         WHEREAS Stevens' employment with the Company ended with his voluntary resignation, was effective May 25th, 2001;

         WHEREAS the parties agree Stevens will be paid his normal base salary through November 24, 2002 in the form of consideration as set forth in paragraph 1 herein;

         WHEREAS, the Company and Stevens desire to amicably conclude Stevens' employment with the Company and resolve all disputes, if any, and other employment issues with the Company arising out of his employment, or the end of his employment relationship with the Company, with the understanding that such resolution shall not constitute evidence of or be an admission of wrongful conduct, liability, or fault on the part of either Stevens or the Company; and

         WHEREAS, Stevens agrees to a full and final settlement of all employee issues with the Company, whether disputed or not;

         NOW, THEREFORE, in consideration of the promises of the parties hereto and payment related below and to fully and completely resolve and conclude his employment with the Company, the parties agree as follows:

                  1. Payment. If Stevens signs this Separation Agreement, does not exercise his right to rescind the Separation Agreement within fifteen (15) days as allowed by paragraph 4 below, and fulfills all prerequisite obligations under this Separation Agreement, the Company will pay to Stevens in thirty six
(36) equal semi-monthly installments an amount equal to one and one half years of his current base salary (a total of $316,512), with appropriate withholdings as required by law. Stevens acknowledges that as of the date of this Agreement he has received two (2) such semi-monthly payments. This payment is in settlement and consideration for the release in Section 2 of any and all claims, asserted or unasserted, arising out of or relating in any way to Stevens' employment, or the end of his employment relationship with the Company, and shall extinguish all such claims that Stevens may have against the Company.


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                  2. Release of Claims. In consideration of the payment by the
Company as set forth in paragraph 1 of this Separation Agreement, and the provisions of this Separation Agreement, the receipt and sufficiency of which is hereby acknowledged, Stevens, for himself, his heirs, executors, and assigns, does hereby absolutely and unconditionally release and forever discharge the Company and any and all of its parent corporations, subsidiary corporations, affiliated and predecessor corporations, divisions, insurers, indemnitors, heirs, successors, and assigns, and each and everyone of them, together with all past and present directors, officers, employees, agents (collectively the "Released Parties"), and each and everyone of the Released Parties, of and from any and all actions, suits, proceedings, claims (including, but not limited to, claims for attorneys' fees), complaints, charges, judgments, and executions, whether liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether related or unrelated to any present dispute as to law or facts or both, which Stevens has ever had, presently has, or claims to have had against the Released Parties and each and everyone of the Released Parties, the agreed upon consideration having been negotiated and bargained for all things above mentioned, and received in full satisfaction for all of the above. THE FOREGOING SPECIFICALLY INCLUDES ANY CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND ANY APPLICABLE STATE CIVIL RIGHTS LAWS OR CITY CIVIL RIGHTS ORDINANCES. STEVENS IS NOT WAIVING ANY RIGHTS FOR EVENTS ARISING AFTER THE DATE OF EXECUTION OF THIS SEPARATION AGREEMENT.

                  The Company and its subsidiaries, for their part, hereby release Stevens from any and all claims they may have against him up through the date of execution of this Agreement.

                  3. Confidentiality. It is the intent of the Company that the terms upon which this matter has been settled, including the terms and conditions of this Separation Agreement, will be forever treated as confidential. Accordingly, Stevens will not disclose the terms of this Separation Agreement to anyone, except as follows: Stevens may disclose the terms of this Separation Agreement only to his spouse, lawyer, accountant, and tax advisor or preparer. Other than as set forth above, the terms of this Separation Agreement shall not be disclosed, except pursuant to written authorization by the Company, except if required to enforce this Agreement, and except as may be required under the rules and regulations of the S.E.C. Furthermore, neither party may in any way falsely represent the terms of this Separation Agreement to anyone.

                  4. Consideration and Rescission Periods. Stevens understands that he may take 21 calendar days to decide whether to sign this Separation Agreement, which 21-day period will commence on the date on which Stevens first receives copies of this Separation Agreement for review and that in conjunction with paragraph 15 he is free and invited to consult with his own attorney regarding this period and this matter in general. Stevens represents that if he signs this Separation Agreement before the expiration of the 21-day period, it is because he has decided that he does not need any additional time to decide whether to sign this Separation Agreement and Release.

                  Stevens may rescind this Separation Agreement within seven (7) calendar days to reinstate federal claims under the Age Discrimination in Employment Act and within fifteen (15) calendar days to reinstate state claims under the Minnesota Human Rights Act. To be effective, any rescission within the


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relevant time periods must be in writing and delivered to the Company, in care of Paul D. Fabel, Esq., ONTRACK Data International, Inc., 9023 Columbine Road, Eden Prairie, Minnesota 55347, either by hand or by mail within the rescission period. If delivered by mail, the rescission must be (1) postmarked within the 7-day or 15-day period; (2) properly addressed to the Company; and (3) sent by certified mail, return receipt requested. If Stevens rescinds this Separation Agreement or any part of it, then the remaining provisions of this Separation Agreement shall be and are void, Stevens shall not be entitled to the consideration specified in this Separation Agreement, and shall return any and all consideration received from the Company.

                  5. Non-Disparagement/Participation in Litigation. Each party agrees not to disparage or defame the other in any respect or make any negative comments concerning the parties' employment relationship and the end of the employment relationship. Furthermore, Stevens shall not in any way assist or encourage any individual or group of individuals to bring or pursue a lawsuit, charge, complaint, or grievance, or in making any other demands against the Company or any of its officers, employees or representatives based on any act or occurrence taking place at any time up through the date of execution of this Agreement. The parties agree, however, that this provision shall not preclude Stevens from obtaining any recovery as a shareholder or class member in a shareholders' derivative action, if any, based on any event prior to the date of execution of this Agreement or from testifying truthfully in any matter involving the Company based on any event prior to the date of execution of this Agreement. Stevens agrees that he will only testify in a court or other proceeding against the Company to the extent he is compelled to do so by subpoena or in any action he himself might bring against the Company based on acts or occurrences taking place after the date of execution of this Agreement. The parties also agree that this provision shall not preclude Stevens from making any claim under any Company benefit plan (e.g., pension, health, etc.) for an act or occurrence taking place prior to the date of execution of this Agreement.

                  6. No Solicitation of Customers. Stevens agrees that for a period of one (1) year from the date of this Agreement, that he shall not, either directly or indirectly, alone or in concert with others, solicit or attempt to solicit Company customers to acquire or obtain any product or service competitive with any current product of the Company from anyone other than Company.

                  7. No Recruitment of Personnel. Stevens agrees that for a period of one (1) years from the date of this Agreement, that he shall not, either directly or indirectly, alone or in concert with others, induce or attempt to induce any employee, agent, independent contractor or other personnel of Company to terminate his, her or their relationship with Company, or recruit or attempt to recruit such persons to accept employment or a contract with another business that would have the effect of terminating his, her or its relationship with the Company.

                  8. Confidential Information. Stevens hereby represents that as of the date he signs this Separation Agreement, he has not in the past, directly or indirectly, released any information, data, figures, financial records, projections, estimates, customer lists, tax records, personnel histories, human resource policies or documents of any type, accounting procedures, or any other


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confidential information which he acquired while performing services or working for the Company to any person, firm, corporation, or other entity at any time, except as was required by law, as was expressly authorized by the Company, or as was required in his employment with the Company in order to fulfill his job responsibilities on or prior to May 25, 2001. Stevens acknowledges that this is a material representation, and that the Company is relying on it as part of this Separation Agreement.

                  Stevens agrees that he will continue to treat, as private and privileged, any information, data, figures, financial records, projections, estimates, customer lists, tax records, personnel history, human resource policies or documents of any type, accounting procedures, and all other confidential information which HE acquired while performing services to or working for the Company to the extent such information is not already in the public domain (other than through the breach of a confidentiality obligation owed the Company). Further, Stevens agrees that he will not release any such information to any person, firm, corporation or other entity at any time, except as may be required by law, or as agreed to in writing by the Company unless such information is already publicly available or is in the public domain (other than through the breach of a confidentiality obligation owed the Company).

                  9. Cooperation in Claims. Stevens agrees that, for a reasonable period of time, at the Company's request, he will cooperate with the Company in any claims or lawsuits involving the Company where Stevens has knowledge of the facts involved in the claim or lawsuit. Related to any such cooperation, Company shall reimburse Stevens for his time at an hourly rate corresponding to his most recent base salary and for any reasonable expenses expressly authorized by Company. For the purposes of this section, a reasonable period of time shall be deemed to be two (2) years.

                  10. Non-Admission. This Separation Agreement does not constitute an admission by the Company that it has discriminated against or mistreated Stevens for any reason, or in any way violated any of his legal rights, and Stevens does not contend that it does constitute such an admission. Likewise, this Separation Agreement does not constitute an admission by Stevens that he has in any way acted wrongfully or improperly with respect to any of the Released Parties.

                  11. Inducement. Both Stevens and the Company recognize and agree that each party was substantially induced to enter into this Separation Agreement by the terms set forth herein.

                  12. Attorneys' Fees, Costs, Disbursements and Expenses. Except as set forth below, Stevens acknowledges that he is responsible for his own attorneys' fees, costs, disbursements, and expenses incurred in connection with this Separation Agreement. Company encourages and advises Stevens to consult with an attorney of his choosing prior to executing this Separation Agreement and in that vein Company agrees to pay Stevens' incurred attorneys fees in an amount up to $2,000 so long as said fees relate directly to this matter, are reasonable in scope and amount, and are documented in an itemized invoice submitted to the Company.


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                  13. Entire Agreement; Board Fees Acknowledgement; D&O
Insurace; No Waiver of Stock Rights. With the exception of the standard ONTRACK Confidentiality and Non-competition Agreement which Stevens signed on or about August 27, 1996 and any agreement provisions granting and/or controlling the exercise of Company stock options, which shall remain in full force and effect, the terms of this Separation Agreement supersede and terminate all prior oral and written agreements and communications between the parties. Stevens agrees that this Separation Agreement, contain all of the agreements between the parties, and that they have no other written or oral agreements, with the exception of the ONTRACK Confidentiality and Non-competition Agreement and option provisions referred to above.

                      Stevens hereby acknowledges that during the eighteen (18) month payment period identified in Paragraph 1, he will waive all compensation (other than reimbursement of travel expenses) due him, if any, for his service as a non-employee director of Company.

                      Company acknowledges and agrees that the releases contained within this Agreement do not release any claims that Stevens may have for coverage under any Directors and Officers Liability Insurance policy for any suits brought against Stevens in his official capacity for acts committed while Stevens was an employee of the Company or a member of its Board of Directors. The Company also acknowledges and agrees that Stevens is entitled to indemnification from the Company for any reasonable attorneys' fees and costs to defend, and any judgments resulting from, any actions, lawsuits or administrative proceedings brought against Stevens in his official capacity for acts committed while Stevens was an employee of the Company or a member of its Board of Directors to the extent and as provided by the indemnification provisions of the Company's Bylaws and Section 302A.521 of the Minnesota Business Corporation Act, as both are in effect on the date hereof.

                      Stevens, by his releases herein, is not relinquishing his rights to retain any stock he holds in the Company or any profits or other compensation that he might be entitled to in the future as a shareholder or owner of the Company and/or its shares.

                      Stevens may be eligible for continuation coverage at his own cost under the Company's group health and life insurance programs in accordance with any applicable federal or state continuation coverage laws. Information about Stevens continuation coverage rights will be sent to Stevens under separate cover. All rights which Stevens may have under the Company's group plans or 401(k) plan are subject to the terms of such plans and applicable laws.

                  14. Governing Law. This Separation Agreement will be construed and enforced in accordance with the laws of the State of Minnesota.

                  15. Representation. Stevens acknowledges that he has had the opportunity to be represented by his own attorney in this matter, and has not relied upon any statements made by the Company, its agents, or attorneys in agreeing to sign this Separation Agreement or the Release attached hereto.


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                  16. Attorneys Fees. In the event of a breach of this
Separation Agreement, including without limitation the confidentiality obligations set forth in sections 3 and 8 herein, the parties agree that any appropriate relief, at law or in equity, including without limitation injunctive relief, may be sought by a party, and that in any such event, the prevailing party shall be entitled to its costs and expenses of suit, including without limitation reasonable attorneys fees and costs of collection, in addition to any other relief, orders, costs or damages awarded by a court of competent jurisdiction.

                  17. Counterparts. This Separation Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, Stevens has executed this Separation Agreement on the date indicated at his signature below.

Dated:  __________                      ______________________
                                        Gary S. Stevens

Dated:  _________                       ONTRACK Data International, Inc.


                                        By____________________
                                        Its____________________


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                       RESIGNATION AS EMPLOYEE AND OFFICER



TO:      Mike Rogers, CEO and Chairman of the Board of Directors
         ONTRACK Data International, Inc.

I hereby resign as an employee and officer of the Corporation effective with the close of business, May 25, 2001.

Very Truly Yours,



____________________
Gary S. Stevens

________, 2001